Exhibit 23.2

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2000, except for Note 17, as to which the date is March 15, 2000 and the first paragraph of
Note 7, as to which the date is May 19, 2000, relating to the financial statements and our report dated January 31, 2000 relating to the financial statement schedule of Home Properties of New York, Inc., which appears in Home Properties of New York, Inc.'s Annual Report on Form
10-K/A for the year ended December 31, 1999. We also consent to the incorporation by reference of our reports (1) dated June 18, 1999 on our audit of the CRC Portfolio for the year ended December 31, 1998, which report is included in Form 8-K/A Amendment No. 1 dated July 1, 1999 and filed on July 29, 1999; (2) dated July 1, 1999 on our audit of the Mid-Atlantic Portfolio for the year ended December 31, 1998, which report is included in Form 8-K dated July 15, 1999 and filed on July 30, 1999;
(3) dated October 26, 1999 on our audit of the Ridley Portfolio for the year ended December 31, 1998 and dated November 2, 1999 on our audit of the Colony Apartments, which reports are included in Form 8K/A
Amendment No. 1 dated February 18, 1999 and filed on November 12, 1999;
(4) dated April 26, 2000 on our audit of the Gateside Portfolio for the year ended December 31, 1999, which report is included in Form 8-K/A Amendment No. 1 dated November 5, 1999 and filed on May 22, 2000.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Rochester, New York
May 22, 2000